UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2012

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53981	20-8610073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19111 North Dallas Parkway, Suite 200, Dallas, Texas 75287

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (972) 695-4776

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  On February 17, 2012, Blue Calypso, Inc., a Delaware corporation (the “Company”), announced the appointment of David Polster as Chief Financial Officer of the Company, effective upon the conclusion of Mr. Polster’s commitments to Dell, which the Company anticipates will occur on or about March 12, 2012.  Prior to joining the Company, Mr. Polster served in various capacities with Dell, including the Vice President and Controller of ASAP Software from April 1992 through November 2007 (acquired by Dell in November 2007) and the Director of Financial Analysis of Dell’s Software and Peripherals business since January 2009.  Mr. Polster began his career with Frost, Ruttenberg & Rothblatt, CPAs, a public accounting firm located in Northbrook, Illinois.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date: February 21, 2012	/s/ Andrew Levi
Andrew Levi, Chief Executive Officer